                                                                     EXHIBIT 4.1

                         KENNY S&P EVALUATION SERVICES
                      A DIVISION OF J. J. KENNY CO., INC.
                                  65 BROADWAY
                           NEW YORK, N.Y. 10006-2511
                            TELEPHONE (212) 770-4422
                                FAX 212/797-8681

                                                   April 9, 1997

Frank A. Ciccotto
Vice President


Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Unit Investment Trust Division
P.O. Box 9051
Princeton, New Jersey 08543-9051
The Chase Manhattan Bank
1 Chase Manhattan Plaza--3B
New York, New York 10081


RE: GOVERNMENT SECURITIES INCOME FUND,
     (SEC Reg. Pound33-60597)
     MONTHLY PAYMENT U.S. TREASURY SERIES--24, DEFINED ASSET FUNDS

Gentlemen:

     We have examined the post-effective Amendment to the Registration Statement File No. 33-60597 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. as evaluator.

     In addition, we hereby confirm that the ratings indicated in the above-referenced Amendment to the Registration Statement for the respective bonds comprising the trust portfolio are the ratings currently indicated in our KENNYBASE database.

     You are hereby authorized to file copies of this letter with the Securities and Exchange Commission.

                                                   Sincerely,
                                                   FRANK A. CICCOTTO